EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of CoStar Group, Inc. and in the related Prospectuses:

(1)   Registration Statement Number 333-82599 on Form S-8
(2)   Registration Statement Number 333-92165 on Form S-8
(3)   Registration Statement Number 333-45770 on Form S-8
(4)   Registration Statement Number 333-69548 on Form S-8
(5)   Registration Statement Number 333-135709 on Form S-8
(6)   Registration Statement Number 333-143968 on Form S-8

of our reports dated February 25, 2010, with respect to the consolidated financial statements of CoStar Group, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2009, and the financial statement schedule of CoStar Group, Inc., and the effectiveness of internal control over financial reporting of CoStar Group, Inc included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
February 25, 2010